Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-183199) of Mackinac Financial Corporation on Form S-8 and the Registration Statement (No. 333-224884) of Mackinac Financial Corporation on Form S-3 of our report dated June 25, 2019 appearing in the annual report on Form 11-K of Mackinac Financial Corporation 401(k) Plan for the year ended December 31, 2019.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
June 25, 2020